Exhibit T3C.1

Gulfport Energy Corporation

Issuer

8.0% Senior 1145 Notes due 2026

INDENTURE

Dated as of [●]

UMB Bank, National Association

Trustee

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;
4.10; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.10
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of [●], 2021, among Gulfport Energy Corporation, a Delaware corporation (the “Company”), those Subsidiary Guarantors executing the signature pages hereto and each other Subsidiary Guarantor that from time to time becomes a party to this Indenture (the “(Subsidiary Guarantors”) , the Initial Parent Guarantor and each other Parent Guarantor that from time to time becomes a party to this Indenture (the “Parent Guarantors”) and UMB Bank, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities and any Additional Securities:

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01  Definitions.“Additional Assets” means: (1) any property, plant or equipment used or useful in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.02, it being understood that any Securities issued in exchange for or replacement of any Security issued on the Issue Date shall not be an Additional Security.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the First Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

“Applicable Guarantee” means any Parent Guarantee or Subsidiary Guarantee.

“Applicable Guarantor” means any Parent Guarantor or Subsidiary Guarantor.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on the First Call Date (such redemption price being described in paragraph 5(a) of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through the First Call Date (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date. The Company will calculate the Applicable Premium and deliver such calculation to the Trustee prior to the applicable redemption date. The Trustee will not be responsible for the calculation of the Applicable Premium.

“ASC” means the Financial Standards Accounting Board’s Accounting Standards Codification.

“Asset Disposition” means an “Asset Sale” (as such term may be amended from time to time in accordance with the provisions of the Private Placement Securities Indenture) under the Private Placement Securities Indenture.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Cases” means the chapter 11 cases of the Company and certain of its direct and indirect Subsidiaries jointly administered as case number 20-35562 before the Bankruptcy Court.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided that Capital Lease Obligation shall be construed as described in the Private Placement Securities Indenture.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of a “Change of Control” (as such term may be amended from time to time in accordance with the provisions of the Private Placement Securities Indenture) under the Private Placement Securities Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor, and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to the First Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the First Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Quotation Agent, Reference Treasury Dealer Quotations for such redemption date.

“Credit Agreements” means one or more credit facilities, including the Existing Credit Agreement, other revolving credit loans, term loans, receivables financings, debt securities or other forms of debt, convertible debt or exchangeable debt financings or letters of credit and including any promissory notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, any amendments, supplements, modifications or Refinancings thereof and any such credit facilities that replace in any manner (whether upon or after termination or otherwise) or Refinance, restate, amend, supplement or modify any part of the loans, notes or commitments thereunder, including any such Refinanced, restated, amended, supplemented or modified facility that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under this Indenture) or adds the Company or any of the Applicable Guarantors as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors; provided further that an instrument (other than the Existing Credit Agreement) must be designated in writing to the Trustee to be a Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by an Officer of the Company who has responsibility for such transaction, whose determination will be conclusive, or, if in excess of $50.0 million, the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors.

“First Call Date” means [   ], 2024.1

“Grizzly Holdings” means Grizzly Holdings, Inc., a Delaware corporation, and its successors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

[1]	NTD: At or near the third anniversary of the Issue Date.

“Guaranty Agreement” means a supplemental indenture, substantially in the form attached hereto as Exhibit B, pursuant to which an Applicable Guarantor guarantees the Company’s obligations with respect to the 8.0% Senior 1145 Notes due 2026 on the terms provided for in this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Hydrocarbon and Mineral Properties” means all properties, including any interest therein, which contain or are believed to contain Hydrocarbons and Minerals.

“Hydrocarbons and Minerals” means oil, natural gas, other hydrocarbons, sand, minerals and all constituents, elements or compounds thereof, and other products commonly created, recovered or produced in association therewith or refined or processed therefrom.

“Incur” means issue, assume, Guarantee or incur; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends) (and the term “Incur Indebtedness” and similar terms include issuances of such Disqualified Stock and Preferred Stock);

(6) all obligations of the types referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, including by means of any Guarantee;

(7) all obligations of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the liquidation value of such property and the amount of the obligation so secured;

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(9) any guarantee by such Person of production or payment with respect to a Production Payment (but, for the avoidance of doubt, excluding all other obligations associated with such Production Payments, such as guarantees with respect to operation and maintenance of the related oil and gas properties in a prudent manner, delivery of the associated production (if required) and other such contractual obligations).

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude (i) any post-closing payment to which the seller or any of its Affiliates may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (“Post-Closing Payments”); provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter, (ii) accrued expenses and royalties arising in the ordinary course of business, (iii) obligations to satisfy customer prepayment arrangements arising in the ordinary course of business, (iv) asset retirement obligations, (v) obligations in respect of environmental reclamation or site rehabilitation, (vi) workers compensation obligations (including superannuation, pensions and retiree medical care) that are not overdue by more than 90 days, (vii) obligations under farm-in and farm-out agreements or operating agreements, (viii) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business and (ix) customary indemnification obligations. In addition, except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Parent Guarantor” means [  ].

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by, such Person. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment. “Investment” shall be construed in the context of the meaning ascribed thereto in the Private Placement Securities Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by Standard & Poor’s.

“Issue Date” means [●], 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commissions, disposal costs, remediation or repair payments, pension or benefit payments or costs, payments related to environmental matters, facilities closure costs, severance payments, restructuring costs and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and any relocation expenses incurred or assumed in connection with such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from (or concurrently with) such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or to holders of royalty or similar interests as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve for adjustment in respect of the sale price of the assets that were the subject of such Asset Disposition or as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, to the extent that any or all of the Net Available Cash from an Asset Disposition made outside the United States of America is prohibited or delayed from being repatriated to the United States pursuant to applicable local law (or to the extent that the Board of Directors of the Company determines, in good faith, that repatriation of such Net Available Cash would have a material adverse tax consequence to the Company) despite reasonable effort by the Company or such Restricted Subsidiary to exclude or release those funds from such restrictions or to avoid such tax, the portion of such Net Available Cash so affected shall be deemed excluded from Net Available Cash for so long as such restrictions or material adverse tax consequences exist.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

Notwithstanding anything to the contrary herein, all references herein to “Net Cash Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Cash Proceeds, but not necessarily the actual cash received from the relevant issuance or sale. The Company and its Restricted Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Cash Proceeds (other than the amount thereof), it being agreed that cash is fungible and that the Company’s obligations may be satisfied by the application of funds from other sources.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Oil and Gas Business” means:

(1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in Hydrocarbon and Mineral Properties;

(2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from Hydrocarbon and Mineral Properties and the marketing of Hydrocarbons and Minerals obtained therefrom and from unrelated Persons;

(3) any business or activity relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of Hydrocarbons and Minerals;

(4) any business relating to oilfield services and any other business providing assets or services used or useful in connection with the activities described in clauses (1) through (3) of this definition, including the sale, leasing, ownership or operation of drilling rigs, fracturing units or other assets used or useful in any such business; and

(5) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (4) of this definition.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent Guarantee” means a Guarantee by a Parent Guarantor of the Company’s obligations with respect to the Securities.

“Parent Guarantor” means each parent company of the Company that executes this Indenture as a guarantor and each other parent company of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture, in each case unless and until such parent company is released from its obligations under its Parent Guarantee pursuant to the terms of this Indenture.

“Permitted Grizzly Disposition” means a sale, lease, transfer or other disposition or issuance of any or all (or substantially all) of the Capital Stock or assets of Grizzly Holdings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means the plan of reorganization of the Company and certain of its direct and indirect Subsidiaries, as debtors and debtors-in-possession, filed in the Bankruptcy Cases (and any annexes, supplements, exhibits, term sheets, or other attachments thereto), as amended, modified or supplemented prior to the Effective Date (as defined in the Plan), including by the Plan Supplement (as defined in the Plan), in accordance with the terms thereof and as permitted hereunder.

“Principal” or “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Private Placement Securities” means the Company’s 8.0% Senior Notes due 2026 governed by the Private Placement Securities Indenture.

“Private Placement Securities Indenture” means that certain indenture, dated as of the Issue Date, among the Company, the guarantors party thereto, UMB Bank, National Association as trustee, relating to the Company’s Private Placement Securities (where, for the avoidance of doubt, $[   ] aggregate principal amount of Private Placement Securities were issued on the Issue Date).

“Qualifying Equity Offering” means the issuance after the Issue Date of Capital Stock of the Company (other than Disqualified Stock) to any Person or Persons other than a Subsidiary of the Company.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means [J.P. Morgan Securities LLC] and its successors or affiliates and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance or refund or to issue other Indebtedness in exchange or replacement for, such Indebtedness (whether contemporaneously with the satisfaction of such Indebtedness or within 180 days of such satisfaction). “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any Oil and Gas Business, any business in which the Company, any of its Restricted Subsidiaries or any Person in which the Company or any Restricted Subsidiary had an Investment was engaged on the Issue Date, and any business or other activities that are reasonably similar, ancillary, incidental, synergistic, complementary or related thereto, or a reasonable extension, derivation, development, innovation or expansion of, any of the foregoing.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 5.01(a) Transaction” has the meaning assigned to it under the Private Placement Securities Indenture.

“Securities” means the Securities issued on the Issue Date and any Additional Securities, treated as a single class.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary of the Company;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D) any Indebtedness or other Obligation of such Person that is subordinate in right of payment to any other Indebtedness or other Obligation of such Person; or

(E) that portion of any Indebtedness that at the time of Incurrence was Incurred in violation of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC; provided that in no event will any Restricted Subsidiary that, together with its consolidated Restricted Subsidiaries, accounts for less than 5.0% of the consolidated revenue of the Company, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available, be considered a Significant Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture, in each case unless and until such Subsidiary is released from its obligations under its Subsidiary Guarantee pursuant to the terms of this Indenture.

“Successor Company” has the meaning assigned to it in the Private Placement Securities Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means UMB Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided pursuant to the Private Placement Securities Indenture.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more other Wholly Owned Subsidiaries.

Section 1.02  Other Definitions.

Term	Section
Asset Disposition Offer	4.03(b)
Assuming Parent	5.01
Change of Control Offer	4.04(b)
Change of Control Purchase Price	4.04(b)
Company	Preamble
Guaranteed Obligations	10.01
Net Available Cash	4.03(d)
Offer Amount	4.03(c)(2)
Offer Period	4.03(c)(2)
Paying Agent	2.03
Purchase Date	4.03(c)
Registrar	2.03
Relevant Event	1.04
Trustee	Preamble

Section 1.03  Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04  Rules of Construction. Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  “including” means including without limitation;

(5)  words in the singular include the plural and words in the plural include the singular;

(6)  Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(7)  the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8)  the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater

(9)  for the avoidance of doubt, the term “all or substantially all,” as used herein shall not be read to mean “any” of the assets of the Company or the Applicable Guarantors due to qualitative factors, including as a result of the Company or the relevant Applicable Guarantor being in the “zone of insolvency”;

(10)  all references to the date the Securities were originally issued shall refer to the Issue Date; and

(11)  where a calculation must be made in connection with an acquisition, Asset Disposition or other disposition, Investment or other investment, dividend or other action or event (each, a “Relevant Event”) in order to determine compliance with the covenants and other provisions of this Indenture, such calculation may be made, at the election of the Company, either (i) at the time such Relevant Event is consummated or (ii) at the time the definitive agreements with respect to such Relevant Event are entered into.

ARTICLE 2

The Securities

Section 2.01  Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

Section 2.02  Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $[ ] million of 8.0% Senior 1145 Notes due 2026 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03 Registrar and Paying Agent. The Company shall cause to be maintained under this Indenture an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. There may be one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.04  Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05  Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06  Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.07  Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional Obligation of the Company.

Section 2.08  Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, but, in certain circumstances, Section 11.06 provides that certain Securities shall be disregarded.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09  Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10  Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company at the written request of the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11  Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail (or, when the Securities are represented by Global Securities, cause the Depository to send electronically pursuant to its applicable procedures) to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12  CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Section 2.13  Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate and, if the Company so elects, a supplemental indenture, a copy of each which shall be delivered to the Trustee, the following information:

(1)  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(2)  the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that a separate CUSIP number will be issued for any Additional Securities if the Securities and the Additional Securities are not fungible for U.S. federal income tax purposes.

ARTICLE 3

Redemption

Section 3.01  Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities or this Indenture pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section no later than three Business Days prior to the issuance of the redemption notice pursuant to Section 3.03 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice to the Trustee may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02  Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other means as the Trustee deems fair and appropriate and in accordance with the applicable rules and procedures of the Depository. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Securities of $2,000 or less shall be redeemed in whole and not in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03  Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall cause a notice of redemption to be sent to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture. The notice shall identify the Securities to be redeemed and shall state:

(1)  the redemption date;

(2)  the redemption price;

(3)  the name and address of the Paying Agent;

(4)  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)  that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)  the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)  that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9)  if the notice of redemption is subject to one or more conditions precedent as provided in Section 3.04, a statement to that effect and a description of such condition or conditions.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04  Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided that notice of any redemption in connection with any Qualifying Equity Offering or other securities offering or any other financing or transaction, including in connection with a transaction (or a series of related transactions) that constitute a Change of Control, may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualifying Equity Offering, securities offering, financing, transaction or Change of Control. If a redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed up to 30 Business Days upon notice thereof by the Company to Holders; provided that if such conditions precedent are not satisfied within 30 Business Days of the proposed redemption date, such redemption shall not occur and the notice thereof shall be rescinded, with notice thereof given by the Company to Holders. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.

Section 3.05  Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06  Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07  Requirement to Redeem the Securities Pro Rata with Private Placement Securities. The Company shall not redeem any or all of the Private Placement Securities without also redeeming any or all, respectively, of the Securities pro rata on substantially the same terms at substantially the same time.

ARTICLE 4

Covenants

Section 4.01  Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02  Other Covenants. The Company and its Restricted Subsidiaries shall comply, other than as prohibited by the Trust Indenture Act, with Sections 4.02, 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 and 4.14 of the Private Placement Securities Indenture, as such Sections and related definitions and other provisions may be amended from time to time in accordance with the provisions of the Private Placement Securities Indenture.

For the avoidance of doubt, other than as prohibited by the Trust Indenture Act:

(a)  the Company shall cause the Guarantors (as defined in the Private Placement Securities Indenture) of the Private Placement Securities to be the same as the Guarantors of the Securities;

(b)  the Company shall cause any Subsidiary to have the same status under this Indenture as a Restricted Subsidiary or Unrestricted Subsidiary as such Subsidiary possesses under the Private Placement Securities Indenture;

(c)  the Company shall cause the Securities to be secured (or not secured) by Liens to the same extent and of the same priority as any Liens securing the Private Placement Securities;

(d)  the Company shall cause any Successor Company under the Private Placement Securities Indenture to become the Successor Company under the Securities; and

(e)  to the extent that Indebtedness is required under the Private Placement Securities Indenture to be subordinated to the Private Placement Securities, such Indebtedness shall also be required to be subordinated to the Securities.

Section 4.03  Limitation on Sales of Assets and Subsidiary Stock. (a)The Company shall not, and shall not permit any Restricted Subsidiary or, so long as it is an Unrestricted Subsidiary, Grizzly Holdings, to, directly or indirectly, consummate any Asset Disposition unless:

(1)  the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, including as to the value of all non-cash consideration (as determined in good faith by the Board of Directors, an Officer or an officer of such Subsidiary with responsibility for such transaction, such determination to be made as of the date of contractually agreeing to such Asset Disposition, which determination shall be conclusive evidence of compliance with this provision) of the shares or assets subject to such Asset Disposition;

(2)  at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents, Hydrocarbon and Mineral Properties, capital assets to be used by the Company or such Subsidiary (or any Restricted Subsidiary) in the Oil and Gas Business, Capital Stock of a Person primarily engaged in a Related Business and, in the case of an Asset Disposition by, or of the Capital Stock of, Grizzly Holdings, other securities or Indebtedness that are by their terms payable within two years of the date of such Asset Disposition in cash or other assets described in this clause (a)(2); and

(3)  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be)

(A)  to the extent the Company so elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Senior Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness or Preferred Stock of such Subsidiary or of any Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year (or in the case of an Asset Disposition by, or of the Capital Stock of, Grizzly Holdings, two years) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)  to the extent the Company so elects, to acquire Additional Assets or make capital expenditures in the Oil and Gas Business within one year (or in the case of an Asset Disposition by, or of the Capital Stock of, Grizzly Holdings, two years) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)  to the extent of the balance of the amount of Net Available Cash after application in accordance with clauses (A) and (B), or, if the Company so elects, at any earlier time, to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Company or a Subsidiary Guarantor designated by the Company) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clause (A) or (C) above (other than Indebtedness outstanding pursuant to Credit Agreements), the Company or such Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or otherwise retired.

Notwithstanding the foregoing provisions of this Section, the Company and such Subsidiaries shall not be required to apply any amount of Net Available Cash in accordance with this Section except to the extent that the aggregate amount of Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section exceeds $50.0 million.

Pending application of any amount of Net Available Cash pursuant to this Section, such amount may be invested in any manner not prohibited by this Indenture, including to temporarily reduce revolving credit indebtedness.

For the purposes of Section 4.03(a)(2), the following are deemed to be cash or cash equivalents: (i) the release of, pursuant to a novation or other agreement, or the discharge of, the Company or such Subsidiary from all liability on Indebtedness in connection with such Asset Disposition; (ii) with respect to any Asset Disposition of Hydrocarbon and Mineral Properties, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the Company’s or a Restricted Subsidiary’s share of any costs or expenses related to the exploration, development, completion or production of Hydrocarbon and Mineral Properties and activities related thereto; and (iii) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 90 days after the Asset Disposition, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

The requirement of Section 4.03(a)(3)(B) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or such Subsidiary (or any Restricted Subsidiary) within the time period specified in such clause and the amount of such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Notwithstanding the foregoing, in the event that a Subsidiary that is not a Wholly Owned Subsidiary effects an Asset Disposition and dividends or distributes to all of its stockholders (including the Company or a Restricted Subsidiary) on a pro rata basis any Net Available Cash from such Asset Disposition, the Company or such Restricted Subsidiary need only apply an amount equal to its pro rata share of such Net Available Cash in accordance with Section 4.03(a)(3) above.

(b)  In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to Section 4.03(a)(3)(C), the Company shall make such offer to purchase Securities on or before the 366th day (or in the case of an Asset Disposition by, or of the Capital Stock of, Grizzly Holdings, the 731st day) after the later of the date of such Asset Disposition or the receipt of such Net Available Cash and will purchase Securities tendered pursuant to an offer (an “Asset Disposition Offer”) by the Company for the Securities (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.03(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or any greater multiple of $1,000. The Company shall not be required to make an Asset Disposition Offer pursuant to this Section if the amount of Net Available Cash available therefor is less than $50.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.

(c)  (1) Within 20 days after the Company becomes obligated to make an Asset Disposition Offer, the Company shall deliver to the Trustee, and cause to be sent to each Holder, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Asset Disposition Offer is oversubscribed) in denominations of $2,000 of principal amount or any greater integral multiple of $1,000 thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 10 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain all instructions and materials necessary to tender Securities pursuant to the Asset Disposition Offer, together with the information contained in clause (3).

(2)  Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Asset Disposition Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Disposition Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.03(a) and (b). Upon the expiration of the period for which the Asset Disposition Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) the aggregate purchase price by 10:00 a.m. New York City time, after which the Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price.

(3)  Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)  At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or otherwise sends or delivers payment therefor to the surrendering Holder.

(d)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

Notwithstanding anything to the contrary in this Section, all references herein to “Net Available Cash” shall be deemed to mean cash in an amount equal to the amount of Net Available Cash but not necessarily the actual cash received from the relevant Asset Disposition. The Company and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Available Cash (other than the amount thereof), it being agreed that cash is fungible and that the Company’s obligations under this covenant may be satisfied by the application of funds from other sources.

Section 4.04  Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)  Within 30 days following any Change of Control, the Company shall send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

(2)  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)  the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent); and

(4)  the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c)  Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d)  On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price including accrued and unpaid interest, if any, to the Holders entitled thereto. The Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) the aggregate purchase price by 10:00 a.m. New York City time on the purchase date, after which the Trustee shall mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price.

(e)  Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to paragraph 6 of the Securities.

(f)  Notwithstanding any other provision of this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

(h)  In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Securities tendered by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Purchase Price, including interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

ARTICLE 5

Successor Company

Section 5.01  When Company May Merge or Transfer Assets.  (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all its assets to, any Person, other than in compliance with the Private Placement Securities Indenture. The Successor Company (if not the Company) under the Private Placement Securities Indenture, to the extent required pursuant to the Private Placement Securities Indenture with respect thereto, shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture.

The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

For all purposes of this Indenture, Subsidiaries of any Successor Company will, upon any Section 5.01(a) Transaction, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that were not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such Section 5.01(a) Transaction shall be deemed to have been Incurred upon such transaction.

In connection with a Section 5.01(a) Transaction, a direct or indirect parent company (an “Assuming Parent”) of the Successor Company may assume the obligations of the Company under the Securities and this Indenture to the extent permitted by the Private Placement Securities Indenture with respect thereto.

(b)  The Company shall not permit any Applicable Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to any Person, other than in compliance with the Private Placement Securities Indenture. If the resulting, surviving or transferee Person (if not such Subsidiary), is required to expressly assume, by a Guaranty Agreement, all the obligations of such Applicable Guarantor, if any, under its Applicable Guarantee under the Private Placement Securities Indenture, then such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Applicable Guarantor, if any, under its Applicable Guarantee under the Securities and this Indenture.

ARTICLE 6

Defaults and Remedies

Section 6.01  Events of Default. An “Event of Default” occurs if:

(1)  the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)  the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)  the Company fails to comply with its obligations in Section 5.01;

(4)  an “Event of Default,” as defined under the Private Placement Securities Indenture, shall have occurred under Section 6.01(4) of the Private Placement Securities Indenture, and shall not have been waived or rescinded pursuant to the terms of the Private Placement Securities Indenture;

(5)  the Company or any Applicable Guarantor fails to comply for 60 days after notice with its other agreements contained in this Indenture;

(6)  an “Event of Default,” as defined under the Private Placement Securities Indenture, shall have occurred under Section 6.01(6) of the Private Placement Securities Indenture, and shall not have been waived or rescinded pursuant to the terms of the Private Placement Securities Indenture;

(7)  the Company, any Applicable Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)  commences a voluntary case;

(B)  consents to the entry of an order for relief against it in an involuntary case;

(C)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)  makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)  orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;

(9)  an “Event of Default,” as defined under the Private Placement Securities Indenture, shall have occurred under Section 6.01(9) of the Private Placement Securities Indenture, and shall not have been waived or rescinded pursuant to the terms of the Private Placement Securities Indenture;

(10)  (i) any Parent Guarantee or (ii) any Subsidiary Guarantee with respect to any Subsidiary Guarantor whose assets have a net book value of more than $15.0 million, in either of case (i) or (ii), ceases to be in full force and effect (other than in accordance with the terms of such Applicable Guarantee or this Indenture) or any Applicable Guarantor denies or disaffirms its obligations under its Applicable Guarantee; or

(11)  the occurrence of an Event of Default under the Private Placement Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clauses (4) and (5) shall not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied, and state that such notice is a “Notice of Default”.

Section 6.02  Acceleration.

(a)  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

(b)  If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(c)  The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(d)  In the event of a declaration of acceleration of the Securities solely because an Event of Default described in Section 6.01(6) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(6) shall be remedied or cured by the Company or such Subsidiary or waived by the holders of the relevant Indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Securities.

Section 6.03 Other Remedies.

(a)  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04  Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except:

(a)  a Default in the payment of the principal of or interest on a Security;

(b)  a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture; or

(c)  a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05  Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06  Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)  holders of at least 30% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3)  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)  holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

Section 6.07  Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, pro rata with respect to the Securities and the Private Placement Securities:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

Subject to the requirements of the following sentence, the Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 10 days before such record date, the Company shall cause to be sent to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11  Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 20% in aggregate principal amount of the outstanding Securities.

ARTICLE 7

Trustee

Section 7.01  Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. (b) Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)  Money held in trust by the Trustee shall be held uninvested and need not be segregated from other funds except to the extent required by law.

(g)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

Section 7.02  Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  To the extent permitted under the Trust Indenture Act, the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)  The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification.

(h)  In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

Section 7.03  Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall send to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory purchase provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

Section 7.06 Reports by Trustee to Holders. As promptly as practicable after each [      15] beginning with [       15], 2021, and in any event prior to [       15] in each year, the Trustee shall mail (or, when the Securities are represented by Global Securities, cause the Depository to send electronically pursuant to its applicable procedures) to each Securityholder a brief report dated as of [        15] that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §313(b).

A copy of each report at the time of its delivery to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07  Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee that has been adjudicated to have been the result of the Trustee’s own willful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08  Replacement of Trustee.

(a)  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.

(b)  The Company shall remove the Trustee if:

(A)  the Trustee fails to comply with Section 7.10;

(B)  the Trustee is adjudged bankrupt or insolvent;

(C)  a receiver or other public officer takes charge of the Trustee or its property; or

(D)  the Trustee otherwise becomes incapable of acting.

(c)  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(e)  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger.

(a)  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(b)  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10  Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act §310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act §310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act §310(b)(1) are met.

Section 7.11  Preferential Collection of Claims Against Company. The Trustee shall comply with Trust Indenture Act §311(a), excluding any creditor relationship listed in Trust Indenture Act §311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE 8

Satisfaction and Discharge of Indenture; Defeasance

Section 8.01  Discharge of Liability on Securities; Defeasance.(a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or as a result of the sending of a notice of redemption pursuant to Article 3 hereof, or will become due and payable within one year or are to be called for redemption within one year, and, in the case of clause (2), the Company irrevocably deposits with the Trustee or the Paying Agent, as applicable, (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), (A) in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, or (B) if no such opinion in the immediately preceding clause (A) can be reasonably obtained, in the opinion of the chief financial officer of the Company) to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), be satisfied and discharged and cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)  Subject to Sections 2.03, 2.06, 2.07, 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Section 4.02 and the operation of Sections 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Subsidiaries) (“covenant defeasance option”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Applicable Guarantor shall be automatically released from all of its obligations with respect to its Applicable Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)  Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02  Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), (A) in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, or (B) if no such opinion in the immediately preceding clause (A) can be reasonably obtained, in the opinion of the chief financial officer of the Company) for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be;

(2)  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion (or, if two or more nationally recognized firms of independent accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, a certificate from the Company’s chief financial officer expressing such opinion) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)  91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4)  the deposit does not constitute a default under any other agreement binding on the Company (other than a default resulting from the borrowing of funds to be applied to such deposit and any similar concurrent deposit relating to other Indebtedness and, in each case, the granting of any Lien to secure such borrowings in connection therewith);

(5)  the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)  the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law);

(7)  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit or covenant defeasance had not occurred; and

(8)  the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, together stating that all conditions precedent to the defeasance of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03  Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05  Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Applicable Guarantor’s obligations under this Indenture, each Applicable Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.07  Requirement to Satisfy and Discharge or Defease Securities. The Company will not satisfy and discharge or defease the Private Placement Securities under the Private Placement Securities Indenture without also satisfying and discharging or defeasing, respectively, the Securities under this Article 8 on substantially the same terms at substantially the same time.

ARTICLE 9

Amendments

Section 9.01  Without Consent of Holders. The Company, the Applicable Guarantors and the Trustee may amend this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2)  to provide for the assumption by a successor corporation of the obligations of the Company or any Applicable Guarantor under this Indenture as contemplated by Article 5;

(3)  to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4)  to add Guarantees with respect to the Securities, including any Applicable Guarantees, or to secure the Securities;

(5)  to add to the covenants of the Company or any Applicable Guarantor for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company or any Applicable Guarantor;

(6)  to make any change that does not adversely affect the rights of any holder of the Securities in any material respect;

(7)  to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(8)  to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

(9)  to reflect the issuance of Additional Securities in compliance with the terms of this Indenture.

After an amendment under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02  With Consent of Holders.

(a)  The Company, the Applicable Guarantors and the Trustee may amend this Indenture, the Securities or the Applicable Guarantees with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(A)  reduce the amount of Securities whose Holders must consent to an amendment;

(B)  reduce the rate of or extend the time for payment of interest on any Security;

(C)  reduce the principal of or change the Stated Maturity of any Security;

(D)  reduce the amount payable upon the redemption of any Security or change the date on which any Security may be redeemed pursuant to paragraph 5 of the Securities (provided that the foregoing shall not include changing the notice periods for any redemption);

(E)  make any Security payable in money other than that stated in the Security;

(F)  impair the right of any holder of the Securities to receive payment of principal of and interest on such holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Securities;

(G)  make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(H)  make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or

(I)  make any change in, or release other than in accordance with this Indenture, any Applicable Guarantee that would adversely affect the Securityholders.

(b)  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c)  After an amendment under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

(d)  Notwithstanding the preceding, (i) the provisions under this Indenture, including Section 4.03, relative to the obligation to make an offer to repurchase the Securities as a result of an Asset Disposition and (ii) the provisions under this Indenture, including Section 4.04, relative to the Company’s obligation to make an offer to repurchase the Securities as a result of a Change of Control, in each case may be waived or modified with the written consent of the holders of a majority in principal amount of the Securities then outstanding.

Section 9.03  Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents and Waivers.

(a)  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(b)  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05  Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

Applicable Guarantees

Section 10.01  Guarantees. (a) Subject to the terms and conditions of this Article 10, each Applicable Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Applicable Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Applicable Guarantor and that such Applicable Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

(b)  Each Applicable Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Applicable Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Applicable Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Applicable Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Applicable Guarantor.

(c)  Each Applicable Guarantor further agrees that its Applicable Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Applicable Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Applicable Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Applicable Guarantor or would otherwise operate as a discharge of such Applicable Guarantor as a matter of law or equity.

(e)  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(f)  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Applicable Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Applicable Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

(g)  Each Applicable Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Applicable Guarantor’s Applicable Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Applicable Guarantor for the purposes of this Section.

(h)  Each Applicable Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.02  Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.03  Successors and Assigns. This Article 10 shall be binding upon each Applicable Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Applicable Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Applicable Guarantor in any case shall entitle such Applicable Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06 Release of Subsidiary Guarantor. A Subsidiary Guarantor will be automatically released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1)  upon any consolidation with or merger with or into, or conveyance, transfer or lease, in one transaction or a series of related transactions, of all or substantially all of its assets to any Person by such Subsidiary Guarantor except as required pursuant to Section 5.01(b)(1);

(2)  upon the disposition of all or a portion of the Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Restricted Subsidiary, if, in connection therewith, the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations, if any, under Section 4.06 in respect of such disposition;

(3)  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(4)  at such time as such Subsidiary Guarantor is released from its Guarantee under the Private Placement Securities Indenture; or

(5)  if the Company exercises its legal defeasance option or its covenant defeasance option in Section 8.01 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the conditions described above has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and this Indenture.

Section 10.07  Release of Parent Guarantor A Parent Guarantor (other than the Initial Parent Guarantor) will be automatically released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) at such time as such Parent Guarantor would not be required to enter into a Guaranty Agreement pursuant to Section 4.11; or

(2)  if the Company exercises its legal defeasance option or its covenant defeasance option in Section 8.01 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 10.08  Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

Section 11.01  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

Section 11.02  Notices. (a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Applicable Guarantor:

Gulfport Energy Corporation
3001 Quail Springs Pkwy.
Oklahoma City, OK 73134
Attention: Chief Financial Officer
Facsimile: (405) 252-4901

with a copy to (which shall not constitute notice)

Kirkland & Ellis LLP

609 Main St.

Houston, TX 77002

Attention:	Sean T. Wheeler, P.C.

Michael W. Rigdon

Facsimile: (713) 836-3601

if to the Trustee:

UMB Bank, National Association

Corporate Trust Services

120 South Sixth Street, Suite 1400

Minneapolis, MN 55402

Attention: Gavin Wilkinson

Email: Gavin.Wilkinson@umb.com

(b)  The Company, any Applicable Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)  Any notice or communication mailed or otherwise sent to a Securityholder shall be sent to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(d)  Failure to mail or otherwise send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.03  Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act §312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act §312(c)

Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.06  When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.08 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.09 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.10 No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Applicable Guarantor (other than a stockholder that is the Company or another Applicable Guarantor) shall not have any liability for any obligations of the Company or any Applicable Guarantor under the Securities, any Applicable Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

Section 11.11  Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14 Force Majeur. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GULFPORT ENERGY CORPORATION,

By
Name:
Title:

JAGUAR RESOURCES LLC,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

PUMA RESOURCES, INC.,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

GATOR MARINE, INC.,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

GATOR MARINE IVANHOE, INC.,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

[Signature page to 2021 Indenture]

WESTHAWK MINERALS LLC,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

GULFPORT APPALACHIA, LLC,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

GULFPORT MIDSTREAM HOLDINGS, LLC,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

GULFPORT MIDCON, LLC,

By
	Name:	Michael Moore
	Title:	Chief Executive Officer

UMB Bank, National Association,

By
Name:
Title:

[Signature page to 2021 Indenture]

1145 APPENDIX

PROVISIONS RELATING TO THE SECURITIES

1. Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

2. The Securities.

2.1 (a) Form and Dating. The Securities will be issued initially pursuant to Section 1145 of the Bankruptcy Code of 1986, as amended, without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture (the “Global Securities”).

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $[ ] million 8.0% Senior 1145 Notes due 2026 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.02 of this Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate of the Company, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

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(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 and such other procedures as may from time to time be adopted by the Company.

(d) [Reserved].

(e) Legend.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in a Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.1(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1
to
1145 APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL NOTE]

No. __

$______ [or such greater or lesser
amount as may be indicated on the
Schedule of Increases or Decreases
in Global Security attached hereto]1 3

8.0% Senior 1145 Notes due 2026

Gulfport Energy Corporation, a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of __________ dollars [(or such greater or lesser amount as may be indicated on the Schedule of Increases or Decreases in Global Security attached hereto)]1 on [            15], 2026.

Interest Payment Dates: [             15] and [          15].

Record Dates: [         1] and [           1].

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture

By:
Authorized Signatory

[3]	Add if Global Security

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[FORM OF REVERSE SIDE OF SECURITY]

8.0% Senior 1145 Notes due 2026

1. Interest

Gulfport Energy Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on [ 15] and [ 15] of each year, commencing [ 15], 2021. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [Issue Date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the [ 1] or [ 1] next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, UMB Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture

The Company issued the Securities under an Indenture dated as of [●], 2021, as such may be amended or supplemented from time to time (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.02 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications and are subject to termination upon the occurrence of certain events.

5. Optional Redemption

Except as set forth below and in Section 4.04(h) of the Indenture, the Company shall not be entitled to redeem the Securities at its option.

(a) On and after [         15], 2024, the Company shall be entitled, at its option, to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on [         15] of the years set forth below:

Period	Redemption Price
2024	104.00%
2025 and thereafter	100.00%

(b) In addition, any time prior to [          15], 2024, the Company shall be entitled, at its option on one or more occasions, to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 108.00%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount equal to the Net Cash Proceeds from one or more Qualifying Equity Offerings; provided, however, that (1) at least 60% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) each such redemption occurs within 90 days after the date of the related Qualifying Equity Offering.

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(c) Prior to [ 15], 2024, the Company shall be entitled, at its option, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6. Notice of Redemption

Notice of redemption shall be sent at least 15 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

Notice of any redemption in connection with any Qualifying Equity Offering or other securities offering or any other financing, or in connection with a transaction (or a series of related transactions) that constitute a Change of Control, may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualifying Equity Offering, securities offering, financing or Change of Control. If a redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed up to 30 Business Days upon notice thereof given to Holders; provided that if such conditions precedent are not satisfied within 30 Business Days of the proposed redemption date, such redemption shall not occur and the notice thereof shall be rescinded, with notice thereof given to Holders.

7. Put Provisions

Upon a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder’s Securities at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

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The Indenture provides that, under certain circumstances, the Company shall be required to use the Net Available Cash from an Asset Disposition to make an offer to Holders to purchase Securities at a purchase price of 100% of their principal amount plus accrued but unpaid interest, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), (A) in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, or (B) if no such opinion in the immediately preceding clause (A) can be reasonably obtained, in the opinion of the chief financial officer of the Company) for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

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13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, including Subsidiary Guarantees, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not adversely affect the rights of any Securityholder in any material respect, to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, to conform the text of the Securities to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees, or to reflect the issuance of Additional Securities.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon optional redemption, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company to comply with other agreements in the Indenture or the Securities, including certain provisions of the Private Placement Securities Indenture or the Private Placement Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $100.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $100.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

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15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Reserved.

21. Governing Law.

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THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Gulfport Energy Corporation
3001 Quail Springs Pkwy.
Oklahoma City, OK 73134
Attention: Chief Financial Officer
Facsimile: (405) 252-4901

9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 or 4.04 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 or 4.04 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

12

EXHIBIT B

[FORM OF GUARANTY AGREEMENT]

[                      ] SUPPLEMENTAL INDENTURE

[                  ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                 ], 20[    ] among Gulfport Energy Corporation, a Delaware corporation (the “Company”), the New Subsidiary Guarantors (as defined below), and [●], as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of [●], 2026 ([as supplemented by                        ,] the “Indenture”), providing for the issuance of 8.0% Senior Notes due 2026 (the “Securities”);

WHEREAS, on [●], 2026, the Company issued $[●] in principal amount of Securities;

WHEREAS, pursuant to Section [4.02(a)][5.01(b)] of the Indenture, the Company is required to cause each of the subsidiaries of the Company listed on Annex A (the “New Subsidiary Guarantors”) to execute and deliver to the Trustee this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01[2][4], the Company wishes to amend, without the consent of any Securityholder, the Indenture to [add Subsidiary Guarantors][provide for the assumption by a successor corporation of the obligations of any Subsidiary Guarantor]; and WHEREAS, pursuant to Section [4.02(a)][5.01(b)] of the Indenture, the Trustee, the Company and each of the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each of the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.  Definitions; Construction.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. The New Subsidiary Guarantors.

(a) In accordance with Sections [4.02(a)][5.01(b)] and 9.01[(2)][(4)] of the Indenture, each New Subsidiary Guarantor by its signature below hereby becomes a party to the Indenture as a Subsidiary Guarantor and unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other Guaranteed Obligations, in each case on the same terms and conditions as applicable to the other Subsidiary Guarantors set forth in the Indenture, including those terms and conditions set forth in Article 10 of the Indenture, with the same force and effect as if originally named therein as a Subsidiary Guarantor.

(b) Each New Subsidiary Guarantor hereby agrees to all of the terms and conditions of the Indenture applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Indenture shall be deemed to include each New Subsidiary Guarantor.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The recitals herein contained are made by the Company and the New Subsidiary Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this [                   ] Supplemental Indenture to be duly executed as of the date first written above.

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR[S]]

By:
Name:
Title:

[TRUSTEE]

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

Annex A

New Subsidiary Guarantor